Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, January 31, 2023	INVESTOR RELATIONS CONTACT: Marcy Morita - (808) 480-8582 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2022 Fourth Quarter and Full Year Financial Results

HONOLULU — January 31, 2023 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2022.

“A heartfelt mahalo to our team as they tirelessly worked through a year in which we had multiple projects in motion that make us a stronger, better airline,” said Hawaiian Airlines President and CEO Peter Ingram. “I am incredibly proud of what our team members do to care for our company, our guests and each other. We saw continued strong demand in our domestic markets and recovery in our international markets illustrating that Hawaiʻi is a top destination and we are the carrier of choice. I am excited to see what we can accomplish in 2023 as we continue to build a solid foundation for our future.”

Fourth Quarter 2022 - Key Financial Metrics and Results
	GAAP	Yo3Y Change	Adjusted (a)	Yo3Y Change
Net Loss	($50.2M)	($99.9M)	($24.7M)	($70.6M)
Diluted EPS	($0.98)	($2.05)	($0.49)	($1.49)
Pre-tax Margin	(8.6)%	(18.2) pts.	(4.3)%	(13.2) pts.
EBITDA	($6.1M)	($120.3M)	$25.6M	($83.4M)
Operating Cost per ASM	15.46¢	3.30¢	10.89¢	1.35¢

Full Year 2022 - Key Financial Metrics and Results
	GAAP	Yo3Y Change	Adjusted (a)	Yo3Y Change
Net Loss	($240.1M)	($464.1M)	($210.5M)	($429.3M)
Diluted EPS	($4.67)	($9.38)	($4.08)	($8.68)
Pre-tax Margin	(11.1)%	(21.9) pts.	(10.0)%	(20.5) pts.
EBITDA	($61.9M)	($553.6M)	($31.0M)	($515.8M)
Operating Cost per ASM	15.26¢	3.10¢	10.78¢	1.24¢

(a) See Table 4 for a reconciliation of adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items) to each of their respective most directly comparable GAAP financial measure.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of December 31, 2022 the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.4 billion
•Outstanding debt and finance lease obligations of $1.7 billion
•Air traffic liability of $590.8 million
•Liquidity of $1.6 billion, including an undrawn revolving credit facility of $235 million

Revenue Environment

The strength of the leisure market was evident as Hawaiian saw robust demand in its U.S. Mainland to Hawaii routes and international routes excluding Japan. Demand remained strong for premium products and there was positive momentum in sales of its Extra Comfort product and newer preferred seat option. The Company’s overall operating revenue for the fourth quarter 2022 was up 3.2% compared to the fourth quarter 2019 on 6% lower capacity. The Company's overall operating revenue for 2022 was down 6.7% from 2019 on 9.3% lower capacity as the impacts of Omicron were experienced industry wide in most of the first quarter.

Other revenue for fourth quarter 2022 was up 35.1% compared to the same period in 2019 and for the full year 2022 up 30.4% compared to 2019 driven by cargo revenue and sales of HawaiianMiles.

2022 Highlights

Routes and scheduled services

•Operated at 91% of its 2019 capacity, comprised of 115%, 79%, and 44% capacity on its North America, Neighbor Island, and International routes, respectively
•Resumed international flights, between Honolulu, Hawaiʻi and Auckland, New Zealand, and Honolulu, Hawaiʻi and Tokyo Haneda Airport
•Signed agreement with Amazon to operate and maintain an initial fleet of 10 Airbus A330-300 freighters to move cargo between airports near Amazon's distribution facilities starting in the fall of 2023
•Announced a new nonstop flight between Honolulu and Rarotonga, Cook Islands, which will launch in May 2023, providing travelers from Hawaiian's 15 U.S. Mainland gateway cities convenient one-stop connection to the Cook Islands

Guest experience

•Announced agreement with Starlink to provide complimentary industry leading satellite internet connectivity to every guest onboard flights between Hawaiʻi and the continental U.S., Asia, and Oceania starting in 2023
•Introduced the benefit of two free checked bags for primary cardmembers who purchase their tickets directly with the Company in partnership with Barclays, its co-brand credit card issuer
•Established a new interline agreement with Mokulele to facilitate travel bookings and connections for passengers connecting from Mokulele-served airports to any Hawaiian Airlines destination worldwide in a single transaction

Fleet and financing

•Entered into an agreement with Boeing to purchase 2 additional Boeing 787-9 aircraft, bringing the Company’s total order to 12 aircraft, the first of which is scheduled for delivery in the fourth quarter of 2023
•Amended and extended $235 million revolving credit facility that matures in December 2025
•Repurchased the remaining $62.4 million of outstanding Series-2020-1A and Series-2020-1B Equipment Notes

People

•Received ratification by Hawaiian's employees represented by the International Association of Machinists and Aerospace Workers for five-year contracts that provide for wage increases and important work rule changes for nearly 2,500 employees
•Received ratification by Hawaiian's employees represented by the Transport Workers Union of America for a five-year contract that provides wage increases and important work rule changes for 55 employees

Awards and Recognition

•Recognized by Conde Nast’s 2022 Readers Choice Awards as one of The Best Airlines in the United States
•Named by Forbes’ 2022 America's Best Employers by State rankings as Hawai'i's Best Employer
•Awarded by Travel + Leisure’s World’s Best Award as the Best Domestic Airline

Environmental, Social and Corporate Governance

In May 2022, the Company issued its 2022 Corporate Kuleana (Responsibility) Report, providing updates on Environmental, Social and Governance ("ESG") initiatives, including new commitments to replace single-use plastics in cabin service by 2029 and to locally source 40% of food and beverage for its Hawai‘i-based catering operations by 2025. Other accomplishments in 2022 include the following:

•Engaged over 1250 volunteers comprised of almost 800 employees and over 450 of their family members who donated almost 6800 hours of community service work for almost 150 organizations throughout Hawaiʻi
•Raised more than $33,000 for the Friends of Hakalau Forest National Wildlife Refuge, a group supporting the preservation, protection, and restoration of native forest lands in the Hakalau National Wildlife Refuge on Hawaiʻi island through the annual Hawaiian Airlines Holoholo Challenge
•Donated $117,550 through Hawaiian Airlines Foundation including a $100,000 grant to Kāko'o 'Ōiwi, a nonprofit organization dedicated to advancing the cultural, spiritual and traditional practices of the Native Hawaiian community
•Expanded decarbonization efforts through research into sustainable aviation fuel with Par Hawaii and a partnership with REGENT, a developer of all-electric seagliders

The Company continues to focus on creating long-term value and positively impacting the people, the environment and the communities it serves. The Company will publish its fourth annual Corporate Kuleana Report in the spring of 2023, highlighting its ESG commitments.

Other

Signed a tentative agreement with the Air Line Pilots Association in January 2023 subject to ratification by the Company’s pilots.

First Quarter 2023 Outlook

2023 presents challenges in the core markets in which Hawaiian operates. In building a strong foundation for the future that will make the Company a better airline, it is focused on completing an extensive list of initiatives which include preparing for the launch of freighter operations for Amazon, going live with its new Passenger Service
System, offering industry-leading internet connectivity service on its transpacific flights, placing mobile technology in the hands of its guest-facing employees, and flying its new Boeing 787-9 aircraft.

The table below summarizes the Company's expectations for the quarter ending March 31, 2023 expressed as an expected percentage change compared to the results for the quarter ended March 31, 2022.

Item	First Quarter 2023 Guidance	GAAP Equivalent	GAAP First Quarter 2023 Guidance
Available Seat Miles (ASMs)	Up 14.0% to up 17.0%
Operating Revenue per ASM (RASM)	Up 7.5% to up 10.5%
CASM excluding fuel and non-recurring items (a)	Down 1.0% to up 2.0%	Costs per ASM	Up 1.4% to up 3.6%
Gallons of Jet Fuel Consumed	Up 17.0% to up 20.0%
Economic Fuel Price per Gallon (a)(b)	$3.10	Average fuel price per gallon, including taxes and delivery	$3.08
Effective Tax Rate	~21%

Full Year 2023 Outlook

The table below summarizes the Company's expectations for the full year ending December 31, 2023 expressed as an expected percentage change compared to the results for the year ended December 31, 2022.

The Company expects its effective tax rate for the full year ending December 31, 2023 to be approximately 21%
percent.

Item	Full Year 2023 Guidance	GAAP Equivalent	GAAP Full Year 2023 Guidance
ASMs	Up 9.5% to up 12.5%
CASM excluding fuel and non-recurring items (a)	Up 1.0% to up 5.0%	Costs per ASM	Down 0.4% to up 2.6%
Gallons of Jet Fuel Consumed	Up 10.5% to up 13.5%
Economic Fuel Price per Gallon (a)(b)	$2.92	Average fuel price per gallon, including taxes and delivery	$2.89
Capital Expenditures	$330M to $380M

(a) See Table 4 for a reconciliation of CASM excluding fuel and non-recurring items and economic fuel price per gallon to each of their respective most directly comparable GAAP financial measures.
(b) Fuel price per gallon estimates are based on the January 17, 2023 fuel forward curve.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.
Investor Conference Call

The Company's quarterly and full year earnings conference call is scheduled to begin today (January 31, 2023) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 18 years (2004-2021) as reported by the U.S. Department of Transportation and consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawaiʻi. In 2022, the carrier topped Travel + Leisure’s 2022 World’s Best list as the No. 1 U.S. airline and was named Hawaiʻi's best employer by Forbes.

Now in its 94th year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 130 daily flights within the Hawaiian Islands, daily nonstop flights between Hawaiʻi and 15 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Japan, New Zealand, South Korea and Tahiti.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s positioning for the upcoming year; plans for additional route service; expectations related to Hawaiian’s agreement with Amazon; the Company's environmental commitments; the Company’s outlook for the first fiscal quarter and fiscal year 2023; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The Company is subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements, including the risks, uncertainties and assumptions discussed from time to time in the Company’s public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2019	% Change	2022	2019	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$650,841	$648,782	0.3%	$2,335,440	$2,597,772	(10.1)%
Other	80,194	59,355	35.1%	305,827	234,456	30.4%
Total	731,035	708,137	3.2%	2,641,267	2,832,228	(6.7)%
Operating Expenses:
Wages and benefits	218,045	185,659	17.4%	833,137	723,656	15.1%
Aircraft fuel, including taxes and delivery	213,204	137,283	55.3%	817,077	542,573	50.6%
Aircraft rent	25,859	27,131	(4.7)%	103,846	118,904	(12.7)%
Maintenance materials and repairs	65,219	67,233	(3.0)%	236,153	249,772	(5.5)%
Aircraft and passenger servicing	42,060	43,972	(4.3)%	152,550	164,275	(7.1)%
Commissions and other selling	32,076	33,618	(4.6)%	113,843	130,216	(12.6)%
Depreciation and amortization	33,735	39,632	(14.9)%	136,169	158,906	(14.3)%
Other rentals and landing fees	37,122	33,845	9.7%	147,143	129,622	13.5%
Purchased services	33,637	33,261	1.1%	129,350	131,567	(1.7)%
Special items	12,500	—	100.0%	18,803	—	100.0%
Other	50,365	37,219	35.3%	163,250	155,260	5.1%
Total	763,822	638,853	19.6%	2,851,321	2,504,751	13.8%
Operating Loss	(32,787)	69,284	(147.3)%	(210,054)	327,477	(164.1)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(23,054)	(6,596)		(95,815)	(27,864)
Interest income	11,858	3,378		32,141	12,583
Capitalized interest	1,070	779		4,244	4,492
Other components of net periodic benefit cost	1,252	(920)		5,065	(3,864)
Gains (losses) on fuel derivatives	(1,978)	494		(3,041)	(6,709)
Loss on extinguishment of debt	—	—		(8,568)	—
Gains (losses) on investments, net	(4,563)	66		(43,082)	192
Gains (losses) on foreign debt	(15,629)	1,540		26,667	(540)
Other, net	913	(116)		(1,406)	(771)
Total	(30,131)	(1,375)		(83,795)	(22,481)
Loss Before Income Taxes	(62,918)	67,909		(293,849)	304,996
Income tax benefit	(12,758)	18,192		(53,768)	81,012
Net Loss	$(50,160)	$49,717		$(240,081)	$223,984
Net Loss Per Common Stock Share:
Basic	$(0.98)	$1.07		$(4.67)	$4.72
Diluted	$(0.98)	$1.07		$(4.67)	$4.71
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,413	46,402		51,361	47,435
Diluted	51,413	46,658		51,361	47,546
Cash Dividends Declared Per Common Share	$—	$0.12		$—	$0.48

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data
(in thousands, except as otherwise indicated) (unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2019		% Change	2022	2019		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,651	2,893		(8.4)%	9,995	11,737		(14.8)%
Revenue passenger miles (RPM)	3,982,719	4,520,090		(11.9)%	14,932,750	17,808,913		(16.2)%
Available seat miles (ASM)	4,931,687	5,242,919		(5.9)%	18,636,466	20,568,476		(9.4)%
Passenger revenue per RPM (Yield)	16.34 ¢	14.35 ¢		13.9%	15.64 ¢	14.59 ¢		7.2%
Passenger load factor (RPM/ASM)	80.8%	86.2%	(5.4)	pt.	80.1%	86.6%	(6.5)	pt.
Passenger revenue per ASM (PRASM)	13.20 ¢	12.37 ¢		6.7%	12.53 ¢	12.63 ¢		(0.8)%
Total Operations (a) :
Revenue passengers flown	2,655	2,898		(8.4)%	10,015	11,751		(14.8)%
RPM	3,988,798	4,526,797		(11.9)%	14,964,500	17,826,887		(16.1)%
ASM	4,940,514	5,255,202		(6.0)%	18,684,642	20,596,711		(9.3)%
Passenger load factor (RPM/ASM)	80.7%	86.1%	(5.4)	pt.	80.1%	86.6%	(6.5)	pt.
Operating revenue per ASM (RASM)	14.80 ¢	13.47 ¢		9.9%	14.14 ¢	13.75 ¢		2.8%
Operating cost per ASM (CASM)	15.46 ¢	12.16 ¢		27.1%	15.26 ¢	12.16 ¢		25.5%
CASM excluding aircraft fuel and non-recurring items (b)	10.89 ¢	9.54 ¢		14.2%	10.78 ¢	9.54 ¢		13.0%
Aircraft fuel expense per ASM (c)	4.32 ¢	2.62 ¢		64.9%	4.37 ¢	2.62 ¢		66.8%
Revenue block hours operated	51,715	56,246		(8.1)%	195,361	218,801		(10.7)%
Gallons of jet fuel consumed	64,485	68,454		(5.8)%	239,231	270,001		(11.4)%
Average cost per gallon of jet fuel (actual) (c)	$3.31	$2.01		64.7%	$3.42	$2.01		70.1%
Economic fuel cost per gallon (c)(d)	$3.31	$2.05		61.5%	$3.42	$2.06		66.0%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement, which was terminated in the first half of 2021. Total Operations includes both scheduled and chartered operations.
(b)    See Table 4 for a reconciliation of CASM excluding aircraft fuel and non-recurring items to its most directly comparable GAAP financial measure.
(c)    Includes applicable taxes and fees.
(d)    See Table 3 for a reconciliation of economic fuel costs per gallon to its most directly comparable GAAP financial measure.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The price and availability of aircraft fuel is volatile due to global economic and geopolitical factors that we can neither control nor accurately predict. The increase in aircraft fuel expense is illustrated in the following table:

	Three Months Ended December 31,			Twelve months ended December 31,
	2022	2019	% Change	2022	2019	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$213,204	$137,283	55.3%	$817,077	$542,573	50.6%
Fuel gallons consumed	64,485	68,454	(5.8)%	239,231	270,001	(11.4)%
Average fuel price per gallon, including taxes and delivery	$3.31	$2.01	64.7%	$3.42	$2.01	70.1%
The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP aircraft fuel expense, including taxes and delivery, plus realized losses on settlement of fuel derivative instruments during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2019	% Change	2022	2019	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$213,204	$137,283	55.3%	$817,077	$542,573	50.6%
Realized losses on settlement of fuel derivative instruments	401	3,108	(87.1)%	401	12,403	(96.8)%
Economic fuel expense	$213,605	$140,391	52.2%	$817,478	$554,976	47.3%
Fuel gallons consumed	64,485	68,454	(5.8)%	239,231	270,001	(11.4)%
Economic fuel costs per gallon	$3.31	$2.05	61.5%	$3.42	$2.06	66.0%

	Estimated three months ending March 31, 2023			Estimated twelve months ending December 31, 2023
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$192,398	-	$197,332	$764,806	-	$785,570
Realized (gains)/losses on settlement of fuel derivative contracts	1,133	-	1,133	7,496	-	7,496
Economic fuel expense	$193,531		$198,465	$772,302		$793,066
Fuel gallons consumed	62,498		64,101	264,350	-	271,527
Economic fuel costs per gallon	$3.10	-	$3.10	$2.92	-	$2.92

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Measures Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net income (loss), adjusted operating expenses, adjusted diluted net income (loss) per share (EPS), CASM, PRASM, RASM, Passenger Revenue per RPM, Passenger Revenue per ASM, adjusted EBITDA, and adjusted pre-tax margin. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•CBA related expense. In January 2022, we reached a tentative agreement with our IAM-M and IAM-C employees. In February 2022, employees represented by the IAM-M and IAM-C ratified a new CBA, which included a one-time signing bonus of $2.1 million, which was recorded in wages and benefits during the first quarter of 2022. During the second quarter of 2022, we and the IAM completed a separation program under the CBA and recognized a $2.6 million one-time expense, which was recorded in wages and benefits.

•Special items. The Company recorded the following as special items:

◦During the third quarter of 2022, the Company estimated the fair value of our remaining ATR-42 and ATR-72 aircraft, which resulted in the recognition of a $6.3 million impairment charge recorded as a Special item in the Company's Consolidated Statements of Operations.
◦During the fourth quarter of 2022, the Company entered into a Memorandum of Understanding (MOU) with its third-party service provider to early terminate its Amended and Restated Complete Fleet Services (CFS) Agreement (Amended CFS). The Amended CFS was originally scheduled to run through December 2027, and will now terminate in April 2023. In connection with the MOU, the Company agreed to pay a total of $12.5 million in termination fees, which was recognized at execution as a Special item in the Company's Consolidated Statements of Operations.

•Gain on sale of aircraft. During the second quarter of 2022, the Company sold three ATR-72 aircraft and recognized a $2.6 million gain on the transactions, which was recorded in Other operating expense in the Company's Consolidated Statements of Operations. During the twelve months ended December 31, 2019, the Company recorded a gain on disposal for Boeing 767-300 aircraft equipment of $1.9 million in conjunction with the retirement of its Boeing 767-300 fleet.

•Changes in fair value of fuel derivative instruments. Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Loss on extinguishment of debt. Loss on extinguishment of debt is excluded to allow investors to better analyze our core operational performance and more readily compare our results to other airlines in the periods presented below.

•Unrealized loss (gain) on foreign debt. Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•Unrealized loss on investment securities. Unrealized losses on equity securities and gains on derivative instruments in our investment portfolio are driven by changes in market prices and currency fluctuations, which are recorded in Other nonoperating expense in the consolidated statements of operations.

The Company believes that adjusting for the impact of an effective tax rate differential, the receipt of grant proceeds, changes in fair value of fuel derivative contracts and foreign currency derivative contracts, fluctuations in foreign exchange rates, special items, and the sale of aircraft and aircraft equipment helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2019		2022		2019
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP net income (loss), as reported	$(50,160)	$(0.98)	$49,717	$1.07	$(240,081)	$(4.67)	$223,984	$4.71
Adjusted for:
CBA related expense	—	—	—	—	4,678	0.09	—	—
Special items	12,500	0.24	—	—	18,803	0.37	—	—
Gain on sale of aircraft	—	—	—	—	(2,578)	(0.05)	(1,948)	(0.04)
Changes in fair value of fuel derivative instruments	1,577	0.03	(3,602)	(0.08)	2,640	0.05	(5,694)	(0.13)
Loss on extinguishment of debt	—	—	—	—	8,568	0.17	—	—
Unrealized loss (gain) on foreign debt	15,501	0.30	(1,558)	(0.03)	(26,196)	(0.51)	696	0.02
Unrealized loss on investment securities	2,110	0.04	—	—	24,949	0.49	—	—
Tax effect of adjustments	(6,211)	(0.12)	1,370	0.03	(1,242)	(0.02)	1,845	0.04
Adjusted Net Income (Loss)	$(24,683)	$(0.49)	$45,927	$0.99	$(210,459)	$(4.08)	$218,883	$4.60

	Three months ended December 31,		Twelve months ended December 31,
	2022	2019	2022	2019
	(in thousands)
Income (Loss) Before Income Taxes	$(62,918)	$67,909	$(293,849)	$304,996
Adjusted for:
CBA related expense	—	—	4,678	—
Special items	12,500	—	18,803	—
Gain on sale of aircraft	—	—	(2,578)	(1,948)
Changes in fair value of fuel derivative instruments	1,577	(3,602)	2,640	(5,694)
Loss on extinguishment of debt	—	—	8,568	—
Unrealized loss (gain) on foreign debt	15,501	(1,558)	(26,196)	696
Unrealized loss on investment securities	2,110	—	24,949	—
Adjusted Income (Loss) Before Income Taxes	$(31,230)	$62,749	$(262,985)	$298,050

	Three months ended December 31,		Twelve months ended December 31,
	2022	2019	2022	2019
	(in thousands)
Net Income (Loss) before Taxes	$(62,918)	$67,909	$(293,849)	$304,996
Depreciation & Amortization	33,735	39,632	136,169	158,906
Interest and amortization of debt	(23,054)	(6,596)	(95,815)	(27,864)
EBITDA, as reported	(6,129)	114,137	(61,865)	491,766
Adjusted for:
CBA related expense	—	—	4,678	—
Special items	12,500	—	18,803	—
Gain on sale of aircraft	—	—	(2,578)	(1,948)
Changes in fair value of fuel derivative instruments	1,577	(3,602)	2,640	(5,694)
Loss on extinguishment of debt	—	—	8,568	—
Unrealized loss (gain) on foreign debt	15,501	(1,558)	(26,196)	696
Unrealized loss on investment securities	2,110	—	24,949	—
Adjusted EBITDA	$25,559	$108,977	$(31,001)	$484,820

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2019		2022		2019
	(in thousands, except CASM data)
GAAP operating expenses	$763,822		$638,853		$2,851,321		$2,504,751
Aircraft fuel, including taxes and delivery	(213,204)		(137,283)		(817,077)		(542,573)
CBA related expense	—		—		(4,678)		—
Special items	(12,500)		—		(18,803)		—
Gain on sale of aircraft	—		—		2,578		1,948
Adjusted operating expenses	$538,118		$501,570		$2,013,341		$1,964,126
Available Seat Miles	4,940,514		5,255,202		18,684,642		20,596,711
CASM—GAAP	15.46	¢	12.16	¢	15.26	¢	12.16	¢
Aircraft fuel, including taxes and delivery	(4.32)		(2.62)		(4.37)		(2.62)
CBA related expense	—		—		(0.02)		—
Special items	(0.25)		—		(0.10)		—
Gain on sale of aircraft	—		—		0.01		—
CASM excluding fuel and non-recurring items	10.89	¢	9.54	¢	10.78	¢	9.54	¢

	Estimated three months ending March 31, 2023					Estimated twelve months ending December 31, 2023
	(in thousands, except CASM data)
GAAP operating expenses	$722,288		-	$757,837		$2,988,528		-	$3,161,089
Aircraft fuel, including taxes and delivery	(193,744)		-	(198,712)		(771,902)		-	(792,859)
Non-recurring items	4,078			4,078		10,028			10,028
Adjusted operating expenses	$532,622		-	$563,203		$2,226,654		-	$2,378,258
Available seat miles	4,859,875		-	4,987,766		20,459,683		-	21,020,222
CASM - GAAP	14.86	¢	-	15.19	¢	14.61	¢	-	15.04	¢
Aircraft fuel, including taxes and delivery	(3.99)		-	(3.99)		(3.77)		-	(3.77)
Non-recurring items	0.08			0.08		0.05			0.05
CASM excluding fuel and non-recurring items	10.95	¢	-	11.28	¢	10.89	¢	-	11.32	¢

Pre-tax margin

The Company excludes unrealized (gains) losses from fuel derivative instruments, foreign debt, and equity securities, gain on the sale of aircraft, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2022	2019	2022	2019
Pre-Tax Margin, as reported	(8.6)%	9.6%	(11.1)%	10.8%
Adjusted for:
CBA related expense	—	—	0.2	—
Special items	1.7	—	0.7	—
Gain on sale of aircraft	—	—	(0.1)	(0.1)
Changes in fair value of fuel derivative instruments	0.2	(0.5)	0.1	(0.2)
Loss on extinguishment of debt	—	—	0.3	—
Unrealized loss (gain) on foreign debt	2.1	(0.2)	(1.0)	—
Unrealized loss on equity securities	0.3	—	0.9	—
Adjusted Pre-Tax Margin	(4.3)%	8.9%	(10.0)%	10.5%